                                                                    EXHIBIT 10.3

THIS NOTE WAS ISSUED IN RELIANCE UPON EXEMPTIONS CONTAINED IN APPLICABLE STATE SECURITIES LAWS (THE "BLUE SKY LAWS") AND THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). THIS NOTE HAS NOT BEEN REGISTERED UNDER THE BLUE SKY LAWS OR THE 1933 ACT, AND THIS NOTE MAY NOT BE TRANSFERRED, NOR WILL ANY ASSIGNEE OR ENDORSEE HEREOF BE RECOGNIZED AS AN OWNER HEREOF BY THE ISSUER FOR ANY PURPOSE, UNLESS A REGISTRATION UNDER THE BLUE SKY LAWS AND UNDER THE 1933 ACT WITH RESPECT TO THIS NOTE SHALL THEN BE IN EFFECT OR UNLESS THE AVAILABILITY OF AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE BLUE SKY LAWS AND THE 1933 ACT SHALL BE ESTABLISHED.



                   CONVERTIBLE SUBORDINATED PROMISSORY NOTE


$4,052,451.30                                                  December 21, 1998


          FOR VALUE RECEIVED, GORGES/QUIK-TO-FIX FOODS, INC. a Delaware corporation (hereinafter called "Maker"), promises to pay to the order of GORGES HOLDING CORPORATION (hereafter, together with any holder hereof, called "Holder") at 9441 LBJ Freeway, Suite 241, Dallas, Texas 75243, or at such other place as the Holder may designate in writing to Maker, in lawful money of the United States of America, and in immediately available funds, the principal sum of FOUR MILLION FIFTY TWO THOUSAND FOUR HUNDRED FIFTY ONE AND 30/100 DOLLARS ($4,052,451.30).

          Interest shall accrue on the outstanding principal balance hereof at the rate of nine percent (9%) per annum during the period from the date hereof to, but excluding the Due Date (as hereinafter defined). Interest shall be computed on the basis of a 360 day year comprised of twelve thirty (30) day months.

          The entire outstanding principal balance of this Note shall be due and payable in a single installment on the earlier to occur of: (i) December 15, 1999; or (ii) the date on which the Maker repays all amounts outstanding under that certain Credit Agreement, dated November 25, 1996, as amended prior to the date hereof (the "Credit Agreement"), by and among the Maker, the lending instructions party to the Credit Agreement and NationsBank, N.A., successor by merger to NationsBank of Texas, N.A., as agent (the "Due Date"). Accrued interest hereon shall be due and payable on the Due Date.

          Interest shall accrue on any principal amount past due hereunder at a per annum rate equal to the lesser of (a) twelve percent (12%) and (b) the maximum rate allowable by law. All such interest shall be due and payable on demand.

          If: (i) the Maker fails to pay any principal or interest when due under the Credit Agreement; (ii) there occurs an Event of Default (as defined herein); or (iii) the Maker fails to repay all amounts outstanding under the Credit Agreement on or prior to the Due Date (each a "Conversion Event"), this Note shall be converted into 500 fully paid and non-assessable shares of the Maker's Common Stock, $.01 par value per share (the "Common Stock"). Upon written notice from the Maker of the occurrence of a Conversion Event, the Holder shall surrender this Note to the Maker duly endorsed to the Maker and accompanied by the written notice of the Holder to convert the entire principal amount hereof and the name or names in which the certificates for shares of Common Stock are to be issued. Upon such surrender of this Note, the Holder shall be entitled to receive stock certificates evidencing the shares of Common Stock into which this Note is converted and this Note shall be canceled. In the event of conversion of this Note, all principal and interest accrued and unpaid through the date of conversion shall be paid solely through the issuance of shares of Common Stock.

          In case Maker shall at any time subdivide (by stock split, stock dividend or otherwise) its outstanding shares of Common Stock into a greater number of shares, the rate at which this Note is convertible into shares of Common Stock immediately prior to such conversion shall be proportionately increased and, conversely, in the case the outstanding shares of Common Stock shall be combined into a smaller number of shares, the rate of conversion in effect immediately prior to such combination shall be proportionately decreased. If any capital reorganization or reclassification of capital stock of the Maker shall be effected in such a way that the holders of the Common Stock would be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then the Holder of this Note shall have the right, upon conversion hereof, to receive such stock, securities or assets as may be issued or payable with respect to or in exchange for the shares of Common Stock to which the Holder is or would have been entitled to receive upon conversion of this Note, and appropriate provisions shall be made with respect to the rights of the Holder hereunder to the end that the provisions hereof will be applicable, as nearly as practical, to any shares of stock, securities or assets thereafter deliverable upon conversion hereof.

          In no event shall the amount of interest due or payable under this Note exceed the maximum rate of interest allowed by applicable law and, in the event any such payment is inadvertently paid by Maker or inadvertently received by the Holder, then such excess sum shall be credited as a payment of principal, unless Maker shall notify the Holder in writing that Maker elects to have such excess sum returned to it forthwith. It is the express intent of the parties hereto that Maker not pay and the Holder not receive, directly or indirectly, in any manner whatsoever, interest in excess of that which may be lawfully paid by Maker under applicable law.

          Each of the following events shall constitute an "Event of Default" under this Note: (i) failure of Maker to pay any principal, interest or other amount due hereunder within ten (10) business days of the due date thereof; (ii) Maker shall (a) commence a voluntary case under the Bankruptcy Code of 1978, as amended or other federal bankruptcy law (as now or hereafter in effect); (b) file a petition seeking to take advantage of any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or composition for adjustment of debts; (c) consent to or fail to contest in a timely and appropriate manner any petition filed against Maker in an involuntary case under such bankruptcy laws or other laws; (d) apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee, or liquidator of a substantial part of Maker's property, domestic or foreign; (e) be unable to, or admit in writing Maker's inability to, pay debts as they become due; or (f) make a general assignment for the benefit of creditors; (iii) a case or other proceeding shall be commenced against Maker in any court of competent jurisdiction seeking (a) relief under the Bankruptcy Code of 1978, as amended or other federal bankruptcy law (as now or hereafter in effect) or under any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or adjustment of debts or (b) the appointment of a trustee, receiver, custodian, liquidator or the like for Maker or all or any substantial part of the assets, domestic or foreign, of Maker, and such case or proceeding shall not have been dismissed, within 90 days of the commencement thereof.

          Notwithstanding anything herein to the contrary or otherwise, Maker covenants and agrees, and the Holder by its acceptance hereof likewise covenants and agrees, that any and all payments under or in respect of this Note, including, without limitation, all principal of and interest on this Note, shall be subordinated in right of payment to the prior payment in full of all Senior Debt (as hereafter defined), including, without limitation, all amounts outstanding from time to time under the Credit Agreement; provided, however, that so long as the Holder has not received a notice from the holder of any Senior Debt that (a) a "default" or an "event of default" has occurred under any document or instrument evidencing such Senior Debt; or (b) a "default" or an "event of default" would occur under any document or instrument evidencing such Senior Debt as a result of any payment by Maker to the Holder hereunder, Maker may pay, and the Holder may receive, any scheduled payments of principal of and interest on this Note, provided further, that notwithstanding the preceding proviso, so long as any amounts remain outstanding under the Credit Agreement and until such time as the Credit Agreement is terminated, the Maker shall not make any payment of principal or interest under this Note. For purposes hereof, "Senior Debt" shall mean (i) all indebtedness for borrowed money at any time and from time to time owing by the Maker to any person or entity, whether direct or indirect, absolute or contingent, secured, now existing or hereafter arising, together with all substitutions, replacements, renewals, extensions, refinancings or refundings thereof and (ii) shall include all interest accruing on Senior Debt after the filing of a petition initiating any proceeding pursuant to any bankruptcy law whether or not the claim for such interest is allowed as a claim after such filing in any proceeding under such bankruptcy law. Without limiting the generality of the foregoing, in the event of any distribution, division or application, partial or complete, voluntary or involuntary, by operation of law or otherwise, of all or any portion of the assets of the Maker or the proceeds thereof to the creditors of the Maker or with respect to any indebtedness of the Maker, pursuant to the liquidation, dissolution or other winding up of the Maker or its assets or pursuant to any receivership, insolvency or bankruptcy proceeding, or assignment for the benefit of creditors, or any proceeding by or against the Maker for any relief under any bankruptcy or insolvency law or laws relating to the relief of debtors, readjustment of indebtedness, reorganization, compositions or extensions, or pursuant to any foreclosure proceeding or other voluntary or involuntary sale, transfer or other disposition of any assets of the Maker, then and in any such event: (i) the Holder shall assign to the lenders under the Credit Agreement all of its right, title and interest in this Note, including but not limited to the right to vote its interest in such event, provided, that at the time of the occurrence of such event, amounts remain outstanding under the Credit Agreement; and (ii) any payment or distribution of any kind or character, either in cash, securities or other property (including any adequate protection payment), which shall be payable or deliverable upon or with respect to any amounts owing under or in respect of this Note shall be paid or delivered directly to the holder(s) of Senior Debt for application to the Senior Debt (whether or not the same is then due) until all of the Senior Debt has been paid in full. Each of the Maker and the Holder acknowledges and agrees that the subordination provisions set forth in this paragraph are for the benefit of the holders of the Senior Debt. In furtherance of the foregoing, each of the Maker and the Holder covenants and agrees that it will not amend, modify or waive any of the provisions in this paragraph without the prior consent of the Required Lenders (as defined in the Credit Agreement).

          Subject to the provisos in the first sentence of the immediately preceding paragraph, if any payment, distribution or security or the proceeds thereof is received by the Holder on account of or with respect to any amount owing under or in respect of this Note prior to the payment in full of the Senior Debt, the Holder shall hold such payment in trust and separate and apart from other funds of the Holder and the Holder shall forthwith deliver same to the holder(s) of Senior Debt in the form received (except for the addition of any endorsement or assignment necessary to effect a transfer of all rights therein to such holder(s) of Senior Debt) for application to the Senior Debt. Until so delivered any such payment, distribution or security shall be held by the Holder in trust for the holder(s) of Senior Debt and shall not be commingled with other funds or property of the Holder.

          Time is of the essence of this Note.

          No delay or failure on the part of the holder in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by the Holder of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy.

          Maker, at its option, may prepay the indebtedness evidenced by this Note, either in whole or in part, at any time without penalty. All accrued interest on the amount so prepaid shall be due and payable with such prepayment.

          All amendments to this note, and any waiver or consent of the holder, must be in writing and signed by the holder and maker.

          Maker hereby waives presentment, demand, notice of dishonor, protests and all other notices whatsoever.

          THE MAKER, AND THE HOLDER BY ACCEPTING THIS NOTE, EACH ACKNOWLEDGES THAT ANY DISPUTE OR CONTROVERSY BETWEEN THE MAKER AND THE HOLDER WOULD BE BASED ON DIFFICULT AND COMPLEX ISSUES OF LAW AND FACT. ACCORDINGLY, THE HOLDER AND THE MAKER HEREBY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING OF ANY KIND OR NATURE IN ANY COURT OR TRIBUNAL IN WHICH AN ACTION MAY BE COMMENCED BY OR AGAINST THE MAKER ARISING OUT OF THIS NOTE OR BY REASON OF ANY OTHER CAUSE OR DISPUTE WHATSOEVER BETWEEN THE MAKER AND THE HOLDER OF ANY KIND OR NATURE.

          THE MAKER, AND THE HOLDER BY ACCEPTING THIS NOTE, HEREBY AGREE THAT THE FEDERAL COURT OF THE NORTHERN DISTRICT OF GEORGIA OR ANY STATE COURT LOCATED IN FULTON COUNTY, GEORGIA SHALL HAVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THE MAKER AND THE HOLDER PERTAINING DIRECTLY OR INDIRECTLY TO THIS NOTE OR ANY OTHER CAUSE OR DISPUTE WHATSOEVER BETWEEN THE MAKER AND THE HOLDER OF ANY KIND OR NATURE.

          THE FOREGOING WAIVERS HAVE BEEN MADE WITH THE ADVICE OF COUNSEL AND WITH A FULL UNDERSTANDING OF THE LEGAL CONSEQUENCES THEREOF.

          THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF GEORGIA.

          Any notice to be given hereunder shall be in writing, shall be sent to holder's address as specified in the first paragraph hereof or the Maker's address set forth below its signature hereto, as the case may be, and shall be deemed received (i) on the earlier of the date of receipt or the date three business days after deposit of such notice in the United States mail, if sent postage prepaid, certified mail, return receipt requested or (ii) when actually received, if personally delivered.

                         [SIGNATURES ON FOLLOWING PAGE]

          Given under the hand and seal of Maker as of the date first above written.




                            GORGES/QUIK-TO-FIX FOODS, INC.

                            By:
                               ------------------------------------
                               J. David Culwell
                               Chief Executive Officer



                            Accepted:

                            GORGES HOLDING CORPORATION


                            BY:
                               ------------------------------------
                               James A. O'Donnell
                               President


Address for Notices:

9441 LBJ Freeway
Suite 214
Dallas, Texas 75214